UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 7, 2008
(Date of earliest event reported)

Corning Natural Gas Corporation
(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2008, Corning Natural Gas Corporation (the “Company”) entered into a new credit facility with Manufacturers and Traders Trust Company, a New York banking corporation (“M&T Bank”). The Credit Agreement with M&T Bank (the “Credit Agreement”) provides for a line of credit in the principal amount of $6.0 million and is evidenced by a Term Note (the “Note”) in the amount of $6.0 million payable to M&T Bank. Initially interest is payable monthly at the 30-day London Inter-Bank Offer Rate (LIBOR) plus 1.8% and the entire outstanding principal amount of the loan is payable on May 5, 2009, unless accelerated or extended pursuant to the terms of the Note. However, the Company will apply to the New York Public Service Commission (“NYPSC”) for approval to extend the maturity date of the Note to a five year term, which will occur automatically under the terms of the Credit Agreement upon the Company’s receipt of approval. In addition, if the Company obtains NYPSC approval by June 1, 2008, the Note’s interest rate will be adjusted to a fixed rate of 6.7%. After June 1, 2008, the fixed interest rate adjustment will be based on the M&T Bank’s Cost of Funds Rate plus 1.8%.

In the event of default, as defined in the Note, the interest rate is automatically increased by 5% and any amounts due under the Note become immediately due and payable. The Company may prepay the Note prior to its maturity date upon written notice to M&T Bank.

The Company has used a portion of the proceeds of the new credit facility to retire a $3.1 million first mortgage bond on its principal place of business at 330 West William Street, Corning New York, which had an interest rate of 8.25%. The Company will also use proceeds of the credit facility to repay an unsecured senior note in the amount of $1.5 million, which has an interest rate of 9.83%. The Company intends to use the remaining proceeds of the credit facility to fund construction projects related to furnishing natural gas within the Company’s service area.

The credit facility is secured by the Specific Security Agreement and General Security Agreement, each dated May 7, 2008, which grant M&T Bank a security interest in substantially all of the tangible assets of the Company, and by a Mortgage dated May 7, 2008 in the amount of $3.0 million on the Company’s principal place of business.

The Credit Agreement, Note, Specific Security Agreement, General Security Agreement and Mortgage contain customary representations, warranties and covenants made by the parties. The foregoing descriptions of the Credit Agreement, Note, Specific Security Agreement, General Security Agreement and Mortgage are not complete and are qualified in their entirety by the full and complete terms of such agreements. The Credit Agreement, Note, Specific Security Agreement, General Security Agreement and Mortgage are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this current report and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this current report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement dated May 7, 2008 by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company

10.2	LIBOR Term Note of Corning Natural Gas Corporation dated May 7, 2008 in favor of Manufacturers and Traders Trust Company

10.3	Specific Security Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 7, 2008

10.4	General Security Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 7, 2008

10.5	Mortgage between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

	/s/	Firouzeh Sarhangi
Dated: May 28, 2008	By Firouzeh Sarhangi, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement dated May 7, 2008 by and between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company

10.2	LIBOR Term Note of Corning Natural Gas Corporation dated May 7, 2008 in favor of Manufacturers and Traders Trust Company

10.3	Specific Security Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 7, 2008

10.4	General Security Agreement between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 7, 2008

10.5	Mortgage between Corning Natural Gas Corporation and Manufacturers and Traders Trust Company dated May 7, 2008